UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
_____________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2023

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JOUNCE THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37998	45-4870634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Memorial Drive		02139
Cambridge,	Massachusetts
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 259-3840

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JNCE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.
On March 10, 2023, the Federal Deposit Insurance Corporation (“FDIC”) issued a press release stating that Silicon Valley Bank, Santa Clara, California (“SVB”) was closed by the California Department of Financial Protection and Innovation, which appointed the FDIC as receiver. To protect insured deposits, the FDIC created the Deposit Insurance National Bank of Santa Clara (“DINB”). At the time of closing, the FDIC as receiver immediately transferred to the DINB all insured deposits of SVB.
The majority of Jounce Therapeutics, Inc.'s (the “Company”) cash, cash equivalents and investments required to fund its operations is invested in a variety of short-term and high-credit treasury and corporate bonds and other highly liquid investments. The Company maintains an operating account with SVB, which holds funds typically used to pay monthly operating expenses. The balance in this account on March 10, 2023 was approximately $2.6 million, or 1.37% of the Company's total cash, cash equivalents and investments at December 31, 2022, which were $189.5 million. The Company also holds a letter of credit of $1.3 million at SVB, which is in place as a security deposit to its corporate headquarters facilities lease. Typically, the Company splits the management of its funds outside of operating cash between two investment advisors, one of which is SVB Asset Management. All of the funds under management by these two advisors are in the custody of U.S. Bank or Bank of New York.
On March 10, 2023, the Company opened an additional operating account with TD Bank to fund its ongoing operations and payroll. The Company does not believe that the issues faced by SVB will impact its operations or liquidity.
The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Cautionary Note Regarding Forward-Looking Statements
This report contains forward-looking statements within the meaning of federal securities laws, as amended, including, without limitation, statements regarding beliefs about and expectation about the Company’s liquidity or its ability to fund its operations. The words “believe” and “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this report are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this report, including, without limitation, risks related to associated with liquidity concerns and the operation of the U.S. banking system, and other risks identified in the Company’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 10, 2023, and the Company’s other filings with the Securities Exchange Commission. The Company cautions investors not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this report represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.
Item 9.01.  Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOUNCE THERAPEUTICS, INC.

Date: March 13, 2023	By:	/s/ Kim C. Drapkin
Kim C. Drapkin
Treasurer and Chief Financial Officer